                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 33 to the Registration Statement on Form N-1A ("Registration
Statement") of our report dated October 12, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual
Report to Shareholders of the California Tax-Free Money Market Fund, the
California Municipal Money Market Fund, the California Limited-Term Tax-Free
Fund, California Intermediate-Term Tax-Free Fund, the California Long-Term
Tax-Free Fund, the California High-Yield Municipal Fund, and the California
Insured Tax-Free Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Performance Information of Other Class",
"Independent Accountants" and "Financial Statements" in such Registration
Statement.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
December 24, 2001